EXHIBIT 5.1

June 20, 2005

Board of Directors
eLinear, Inc.
2901 West Sam Houston Parkway, Suite E-300
Houston, Texas 77043

Dear Gentlemen:

    As counsel for eLinear, Inc., a Delaware corporation ("Company"), you have requested our firm to render this opinion in connection with the Post-Effective Registration Statement of the Company on Form SB-2 (File Number 333-113102) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), to register the sale by the selling shareholders of up to 7,138,962 shares of common stock (the “Common Stock”) of the Company.

    In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company’s Board of Directors, the Registration Statement, and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

    Based upon all the foregoing, we are of the opinion that:

    Each share of common stock included in the Registration Statement, including the shares underlying outstanding warrants has been duly authorized for issuance and is legally issued, fully paid and non-assessable or will be so issued fully paid and non-assessable upon exercise of the warrants which they underlie.

    We consent to the use of this opinion in as Exhibit 5.1 to the Registration Statement and to the reference of Brewer & Pritchard, P.C. in the related prospectus under the heading "Legal Matters."

    This opinion is conditioned upon the Registration Statement being declared effective and upon compliance by the Company with all applicable provisions of the Act and such state securities rules, regulations and laws as may be applicable.

    Very truly yours,

        /s/BREWER & PRITCHARD, PC//

        BREWER & PRITCHARD, PC